Exhibit 10.1
SPONSOR CONTRIBUTION AGREEMENT
(MGM MIRAGE)
     This Sponsor Contribution Agreement (this “Agreement”), dated as of October 31, 2008, is made by MGM MIRAGE, a Delaware corporation (“Sponsor”), in favor of CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., as collateral agent pursuant to the Collateral Agent and Intercreditor Agreement referred to below (in such capacity together with its successors, the “Collateral Agent”), and the other Beneficiaries referred to below.
RECITALS
     A. Borrower is the owner, directly or indirectly, of the land and improvements collectively constituting the CityCenter project, currently under construction in Clark County, Nevada (the “Project”).
     B. In connection with securing sources of funding for the completion of the Project, Borrower has entered into the Credit Agreement, dated as of October 3, 2008 (as it may be amended, modified or restated from time to time, the “Credit Agreement”), with the lenders referred to therein (collectively, the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity together with its successors, the “Administrative Agent”).
     C. Borrower anticipates that after the date hereof, it may issue additional indebtedness, including the Junior Capital.
     D. Borrower has entered into a Collateral Agent and Intercreditor Agreement, dated as of October 3, 2008 (as it may be amended, modified or restated from time to time, the “Collateral Agent and Intercreditor Agreement”), with the Collateral Agent and the Administrative Agent, pursuant to which the Collateral Agent is agreeing to act as collateral agent for the Beneficiaries.
     E. Sponsor and Dubai World, a Dubai, United Arab Emirates government decree unit (“Dubai World”), each indirectly own 50% of the issued and outstanding membership units in Borrower. Accordingly, Sponsor and Dubai World are interested in the completion of the Project and the financial success of Borrower.
     F. Following the formation of their joint venture on November 15, 2007, through their respective Subsidiaries, each of the Sponsors has heretofore made contributions to Borrower:
     (i) in the form of subordinated debt in the principal amount of $500,000,000 each (i.e., an aggregate of $1,000,000,000); and
     (ii) in the form of additional equity contributions in the amount of $425,000,000 (i.e., in an aggregate of $850,000,000).

     G. The Sponsors have jointly agreed that all future contributions which they make pursuant to this Agreement and the Sponsor Completion Guarantees (whether directly or through their respective Subsidiaries) shall be deemed to be contributions to the equity capital of Borrower.
     H. It is a condition to the making of Loans under the Credit Agreement that Sponsor and Dubai World, on a several (and not joint or joint and several) basis, agree to make future capital contributions to Borrower (either directly or through their respective wholly-owned subsidiaries), that Sponsor and Borrower execute this Agreement and that, concurrently herewith, Dubai World and Borrower execute a comparable agreement (“Dubai World Contribution Agreement”, and together with this Agreement, the “Sponsor Contribution Agreements”).
     NOW, THEREFORE, it is agreed as follows:
     1. Certain Defined Terms. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless specifically defined herein. In addition to the terms defined in the preamble and the recitals to this Agreement and in the body of this Agreement, the following terms shall have the following respective meanings when used herein:
     “Beneficiaries” shall mean:
(a) the Collateral Agent;
(b) the Administrative Agent, together with the Lenders; and
(c) the Junior Capital Representative and the Junior Capital Lenders, if and to the extent rights under this Agreement are granted by Borrower under the Junior Capital Documents.
     “Construction Payables” shall mean the unpaid amount of any claims made by any contractors, subcontractors, materialmen, vendors or other legitimate claimants made in respect of works of improvement, which have been conducted in furtherance of the Project and take priority over the Deed of Trust as reflected on date down title endorsements in the form of Exhibit J to the Disbursement Agreement received by the Disbursement Agent; provided that any such claim that is the subject of a bona fide dispute between Borrower and the claimant, or is covered by a bond insuring the payment of such claim, in either case, to the reasonable satisfaction of the Disbursement Agent, shall not be considered a “Construction Payable”.
     “Credit Default” shall have the meaning set forth in the Disbursement Agreement.
     “Disbursement Agent” shall mean Bank of America, N.A., when acting in its capacity as disbursement agent under the Disbursement Agreement, and any successor in that capacity.
     “Disbursement Agreement” shall mean the Disbursement Agreement dated as of the date hereof, among Borrower, the Administrative Agent and the Collateral Agent, as at any time amended.

     “Equity Commitment” shall mean, with respect to Sponsor as a several (and not joint or joint and several) obligation, an amount equal to $958,840,918, as such amount may change from time to time in accordance with Section 4 hereof.
     “Facility Agreements” shall have the meaning set forth in the Disbursement Agreement.
     “Final Draw Amount” shall have the meaning set forth in the Disbursement Agreement.
     “Final Draw Request” shall have the meaning set forth in the Disbursement Agreement.
     “Financing Documents” shall have the meaning set forth in the Disbursement Agreement.
     “Junior Capital Lenders” shall have the meaning set forth in the Disbursement Agreement.
     “Junior Capital Representative” shall have the meaning set forth in the Disbursement Agreement
     “Monthly Draw Date” shall have the meaning set forth in the Disbursement Agreement.
     “Secured Obligations” shall have the meaning set forth in the Collateral Agent and Intercreditor Agreement.
     “Sponsor Subordinated Note” shall mean (a) an amended and restated $500,000,000 subordinated promissory note of even date herewith in the form of Exhibit A attached hereto, issued by Borrower in favor of Project CC, LLC, and (b) any note in substantially similar form issued by Borrower to MGM MIRAGE or to a wholly-owned Subsidiary of MGM MIRAGE which becomes a party to the Sponsor Subordination Agreement, in each case to evidence Sponsor Subordinated Debt owed to such Person and as at any time amended.
     “Subordinated Debt Commitment” shall mean, with respect to Sponsor as a several (and not joint or joint and several) obligation, an amount equal to $500,000,000. As of the date of this Agreement, the Subordinated Debt Commitment has been fulfilled.
     2. Equity Contributions.
          (a) Within three (3) Business Days after receipt of a written notice (“Equity Contribution Notice”) from Borrower (or the Collateral Agent if the Collateral Agent exercises its rights as an intended beneficiary of this Agreement under Section 7 hereof) requesting a contribution of additional equity capital to Borrower in an amount sufficient to fully fund the Final Draw Amount for any Monthly Draw Date, to cure any non-compliance with the In-Balance Test, or to pay any Construction Payables, as the case may be (such amount, the “Required Equity Amount”), Sponsor shall, directly or through its appropriate Subsidiary, make a contribution of additional equity capital (the “Equity Contribution”) to Borrower in the Required Equity Amount; provided that, notwithstanding anything in this Agreement to the contrary, under no circumstances shall Sponsor be required to make Equity Contributions aggregating more than the Equity Commitment plus any amounts which become due and payable under Section 22 hereof. Each Equity Contribution Notice shall be delivered to Sponsor together with a copy of the then current Final Draw Request or the invoices or other documents supporting the existence of Construction Payables. Sponsor’s obligation to make Equity Contributions in accordance with the terms hereof shall be irrevocable and unconditional, including notwithstanding any (x) deterioration in the financial condition of Borrower, including any bankruptcy or similar proceeding of Borrower or any of its subsidiaries, (y) elimination or transfer of Sponsor’s ownership interest in Borrower, including in connection with any bankruptcy or similar proceeding or (z) failure by Dubai World to fund any of its capital commitments to Borrower.
          (b) Equity Contribution Notices may be delivered to Sponsor from time to time as funds are required for construction and development of the Project or if Borrower is not in compliance with the In-Balance Test. Borrower shall deliver a copy of each Equity Contribution Notice to the Collateral Agent concurrently with delivery of the original to Sponsor. Concurrent with the delivery of an Equity Contribution Notice to Sponsor, Borrower (or Collateral Agent if applicable) shall deliver a substantially identical Equity Contribution Notice to Dubai World requesting an amount of funds equal to the Required Equity Amount. While it is anticipated that Sponsor and Dubai World will each fund 50% of the Required Equity Amount, Sponsor shall be responsible to timely fund the full Required Equity Amount (but without an obligation to exceed its Equity Commitment) in the event Dubai World fails to fund all or any part of its portion of the Required Equity Amount.
          (c) Each Equity Contribution shall be made directly to the Disbursement Agent, in immediately available funds, on or before the Monthly Draw Date in accordance with the monthly funding procedures set forth in the Disbursement Agreement, pursuant to wire transfer instructions provided in the Equity Contribution Notice. Each Equity Contribution will be deposited into the Sponsor Proceeds Account and applied by the Disbursement Agent in accordance with the terms of the Disbursement Agreement.
          (d) Sponsor shall make each of its Equity Contributions required hereunder directly or through one or more Subsidiaries in the form of a Capital Contribution (as defined in the Operating Agreement) to Borrower as contemplated under Article 3 of the Operating Agreement. Sponsor acknowledges that the Beneficiaries have no responsibility with respect to such characterization of the Equity Contributions under the Operating Agreement and that the members of Borrower agreed to the terms of the Operating Agreement, including the provisions relating to capital contributions, without any input or influence from the Beneficiaries.
     3. Subordinated Debt.
          (a) It is acknowledged that, following the formation of their joint venture on or about November 15, 2007, each of the Sponsors has made cash contributions to Borrower through their respective Subsidiaries in the aggregate amount of $925,000,000. The Sponsors have jointly agreed that:
          (i) a $1,000,000,000 portion of this amount (i.e., $500,000,000 each, constituting all of the contributions made by that Sponsor and its Subsidiaries from the formation of Borrower through June 30, 2008) shall be treated as Sponsor Subordinated Debt and shall be evidenced by the Sponsor Subordinated Notes; and

          (ii) the remainder of $850,000,000 (i.e., $425,000,000 as to each Sponsor) shall be treated as a contribution to the permanent equity capital of the Borrower.
The repayment obligations of Borrower under each Sponsor Subordinated Note shall be subordinated to the Secured Obligations, as set forth in the Sponsor Subordination Agreement.
          (b) Notwithstanding anything to the contrary herein, Sponsor and Dubai World may jointly elect to convert all or any portion of the obligations evidenced by their respective Sponsor Subordinated Notes into Equity Commitments so long as Sponsor and Dubai World jointly agree as to the amounts to be converted and provide written notice of any such conversion to the Collateral Agent.
     4. Reduction of Contribution Commitments. The unfunded portions of the Equity Commitment may be reduced from time to time by the application of Restricted Payments in accordance with the terms of Sections 7.06(c), 7.06(d) and 7.06(f) of the Credit Agreement. Any such reductions shall be applied as between the outstanding amount of such commitments of Sponsor and Dubai World on a pro rata basis, in accordance with the equal ownership interests in Borrower held by the Subsidiaries of Sponsor and Dubai World that are direct members of Borrower.
     5. Additional Equity and Subordinated Debt Investments. If, at any time after Sponsor has contributed to Borrower all of the Equity Commitment pursuant to this Agreement, Borrower is not in compliance with the In-Balance Test, Sponsor and Dubai World may jointly elect, in their respective sole and absolute discretion, to make, or cause their wholly-owned Subsidiaries to make, additional contributions to Borrower in the form of equity or (if the Sponsors jointly so agree by written notice to the Collateral Agent) Sponsor Subordinated Debt in order to cause the Borrower to be in compliance with the In-Balance Test. Sponsor and Dubai World may jointly elect, in their respective sole and absolute discretion, at any time to make, or cause their wholly-owned Subsidiaries to make, additional contributions to Borrower in the form of equity or Sponsor Subordinated Debt for the purpose of funding Casualty Bridge Capital as permitted under the Credit Agreement. If any such additional contributions are in the form of Sponsor Subordinated Debt, Borrower shall issue a Sponsor Subordinated Note in the amount of such contribution, Sponsor or its Subsidiary that funds such contribution shall execute a joinder to the Sponsor Subordination Agreement (unless such Person already is a party thereto) and all such additional Sponsor Subordinated Debt contributions shall constitute Subordinated Indebtedness (as defined in the Sponsor Subordination Agreement). Sponsor shall provide written notice to the Collateral Agent of any such additional contributions of equity or Sponsor Subordinated Debt.
     6. Draws under Sponsor Completion Guarantee. Any reimbursement obligation of Borrower to Sponsor arising from a Draw Request that is funded by Sponsor or its designated wholly-owned Subsidiary under and pursuant to the MGM Completion Guarantee shall constitute additional contributions to the permanent equity capital of Borrower.
     7. Beneficiaries as Intended Beneficiaries. Sponsor and Borrower acknowledge and agree that the obligations of Sponsor to make its Equity Contributions hereunder are for the benefit of the Beneficiaries, and that the Collateral Agent, on behalf of the Beneficiaries, shall have the right to enforce such obligations. Accordingly, (a) at any time that the Collateral Agent receives a notice from the Disbursement Agent or the Administrative Agent that an Equity Contribution is required for funding construction and development of the Project and that Borrower has failed to deliver to Sponsor, on a timely basis, an Equity Contribution Notice, the Collateral Agent may deliver such a notice to Sponsor (so long as Sponsor’s Equity Commitment has not been fully satisfied) and Sponsor hereby agrees to promptly comply with the funding request set forth therein so long as the Collateral Agent delivers the same notice to Dubai World under its Sponsor Contribution Agreement for its pro rata Equity Contribution (but only if Borrower has failed to deliver the corresponding notice to Dubai World), unless the Collateral Agent is prohibited by law from doing so; and (b) at any time that Sponsor fails to fund, on a timely basis, any Equity Contribution after receipt of an Equity Contribution Notice, the Collateral Agent shall be entitled to seek remedies against Sponsor to compel the funding of its commitment hereunder, including without limitation seeking an order for specific performance of its funding obligations. Sponsor agrees that money damages would be an inadequate remedy for breach of its funding obligations or any other obligations hereunder and hereby agrees in advance to an order of specific performance enforcing any or all of such obligations. For avoidance of doubt, Sponsor and Borrower acknowledge and agree that the Collateral Agent and the other Beneficiaries are intended third-party beneficiaries of this Agreement.
     8. [Intentionally Omitted].
     9. Representations, Warranties and Covenants. Sponsor represents, warrants and covenants to Borrower and the Beneficiaries for their benefit, as of the date hereof, as set forth below, and each representation in Sections 9(b) through 9(i) below shall be deemed to be given by Sponsor each time that Sponsor delivers its financial statements to the Collateral Agent pursuant to Section 9(j) below:
          (a) As of the date hereof, through Project CC, LLC, Sponsor has contributed the sum of $500,000,000 in fulfillment of the Subordinated Debt Commitment.
          (b) Sponsor (i) is validly existing and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to enter into and perform its obligations under this Agreement.
          (c) The execution, delivery and performance by Sponsor of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not:
          (i) contravene the terms of any of Sponsor’s Organization Documents;
          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which Sponsor is a party or affecting Sponsor or the properties of Sponsor or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Sponsor or its Property is subject; or

          (iii) violate any Law applicable to Sponsor.
          (d) There is no equitable or legal defense to the enforcement of this Agreement against Sponsor which would be available to Sponsor in a Nevada court or United States Federal Court in Nevada which has not been effectively waived to the extent legally possible.
          (e) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with:
          (i) the execution, delivery or performance by, or enforcement against, any Sponsor of this Agreement;
          (ii) the exercise by the Collateral Agent of its rights under this Agreement; or
          (iii) the enforcement of this Agreement or the right of the Collateral Agent to receive payments hereunder.
          (f) This Agreement has been duly executed and delivered by Sponsor. This Agreement constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or equitable principles or as a matter of judicial discretion.
          (g) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Sponsor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against Sponsor or any of its Subsidiaries or against any of their respective properties or revenues (i) that if determined adversely, could reasonably be expected to have a material adverse effect on the ability of Sponsor to perform its obligations hereunder or under any other Sponsor Document, (ii) that purport to restrain the construction or operation of the Project or otherwise affect the Project in any material respect or (iii) that purport to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.
          (h) Each financial statement of Sponsor delivered by Sponsor pursuant to Section 9(j) below has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and fairly presents the consolidated financial condition of Sponsor as of the date thereof and its results of operations for the period covered thereby. Since the delivery of the most recent financial statement of Sponsor to the Collateral Agent pursuant to Section 9(j), there has been no material adverse change in the consolidated financial condition of Sponsor.
          (i) No written statement made by or on behalf of Sponsor to the Administrative Agent or the Collateral Agent in connection with the transactions contemplated by this Agreement and the negotiation of this Agreement or delivered hereunder (in each case as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and, as of the date hereof, all such statements continue, to the best knowledge of Sponsor, to be accurate in all material respects); provided that, with respect to projected financial information, Sponsor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          (j) Sponsor shall deliver to the Collateral Agent copies of its quarterly and annual financial statements that are required to be delivered pursuant to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among Sponsor, MGM Grand Detroit, LLC, the lenders party thereto and Bank of America, N.A., as the administrative agent (as amended, modified or restated from time to time, the “Sponsor Loan Agreement”) or pursuant to any loan agreement entered into hereafter in connection with any refinancing of Sponsor’s credit facility. All such financial statements shall be delivered to the Collateral Agent within the same time frames as are required under the Sponsor Loan Agreement or any such refinancing loan agreement.
Sponsor’s obligation to deliver the financial statements set forth in this Section 9(j) and its re-making of the representations and warranties in Sections 9(b) through 9(i) above each time it delivers such financial statements shall continue in effect at all times that Sponsor’s Sponsor Completion Guarantee remains in effect notwithstanding Sponsor’s funding of the entire Equity Commitment.
     10. Amendments, Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Sponsor therefrom, shall in any event be effective unless the same is in writing and signed by the parties hereto (including the Collateral Agent on behalf of the Beneficiaries), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     11. Notices. All notices in connection with this Agreement shall be given in the same manner provided for in Section 10.02 of the Credit Agreement.
     12. Successors and Assigns. This Agreement shall be binding upon Sponsor and its successors and assigns and shall inure to the benefit of Borrower and the Beneficiaries and their successors and assigns, except that Sponsor shall not have the right to assign its obligations hereunder without the prior written consent of the Collateral Agent.
     13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Receipt by telecopier or electronic mail of an executed signature page to this Agreement shall constitute receipt of an executed original of this Agreement from the party executing such signature page.

     15. Obligations Hereunder Not Affected. All rights and interests of Borrower and the Beneficiaries hereunder and all agreements and obligations of Sponsor hereunder, shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any document evidencing or securing any of the Secured Obligations;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations; or any other amendment or waiver of or any consent to departure from any document evidencing the Secured Obligations; or any assignment or other transfer of the Secured Obligations in whole or in part;
          (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
          (d) any exercise or non-exercise by any Beneficiary or any other party to whom Secured Obligations are owed of any right or privilege against Borrower or any other Obligor;
          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower or any other Obligor;
          (f) any law, regulation or decree (including, without limitation, 11 U.S.C. § 365(e)(2)(B) or any other provision of the United States Bankruptcy Code) now or hereafter in effect which might in any manner affect any of the terms or provisions of the Financing Documents or any of the rights of any holder of Secured Obligations as against Borrower, Sponsor or any other Obligor; or
          (g) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Sponsor in respect of this Agreement.
     16. Waivers. Sponsor hereby waives
          (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance;
          (b) any right to require any Beneficiary or any other holder of Secured Obligations to proceed against any Obligor at any time, or to proceed against or exhaust any security held by such Person at any time, or to pursue any other remedy whatsoever at any time;
          (c) any defense based on any action taken or omitted by any Beneficiary or any other holder of Secured Obligations in any insolvency proceeding involving an Obligor, including any election to have such Person’s claim allowed as being secured, partially secured or unsecured, any extension of credit by any such Person to any Obligor in any such proceeding and the taking and holding by such Person of any security for any such extension of credit;

          (d) any defense based upon an election of remedies by any Beneficiary or any other holder of Secured Obligations, including without limitation any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, and whether or not every aspect of any foreclosure sale is commercially reasonable; and
          (e) any duty of any Beneficiary or any other holder of Secured Obligations to advise Sponsor of any information known to such Person regarding the financial condition of any Obligor.
     17. Event of Default. Any failure of Sponsor to comply with the terms of this Agreement shall constitute an Event of Default under the Credit Agreement and under any other Facility Agreement.
     18. Governing Law. This Agreement and any disputes or claims (including any non-contractual disputes or claims) arising out of or in connection with its subject matter are governed by, and construed in accordance with, the laws of the State of Nevada (without regard to principles of conflicts of law).
     19. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL, ETC.
          (a) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
          (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 19(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (c) EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          (d) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     20. Non-Involvement of Tracinda. The parties hereto acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement. Accordingly, the parties hereto hereby agree that in the event (i) there is any alleged breach or default by any party under this Agreement or any other Loan Document, or (ii) any party hereto has any claim arising from or relating to this Agreement or any other Loan Document, no party hereto, nor any party claiming through it (to the extent permitted by applicable Law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.
     21. Delegation to Wholly-Owned Subsidiary. Sponsor may delegate its obligation to fund Equity Contributions to any of its wholly-owned direct or indirect Subsidiaries so long as such Subsidiary is a party to the Sponsor Subordination Agreement; provided, however, under no circumstances shall such delegation relieve Sponsor of its obligations under this Agreement.
     22. Costs and Expenses. Sponsor agrees to pay to the Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent, on behalf of the Beneficiaries, in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including without limitation reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Collateral Agent), incurred or paid by the Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement, or in the enforcement or attempted enforcement thereof, shall not be limited by the amount of the Equity Commitment and shall be paid to the Collateral Agent by Sponsor, immediately upon demand, together with interest thereon at the Default Rate provided for under the Credit Agreement.

     23. No Defense. Sponsor expressly agrees that its continuing, several liability under this Agreement for the Equity Commitment shall not be affected or diminished in any way by any defense, including, without limitation, any sovereign immunity defense, Dubai World may possess or assert with respect to Dubai World’s obligations under the Dubai World Contribution Agreement. The execution hereof by Sponsor is not founded upon an expectation or understanding that Dubai World will not possess or assert any sovereign immunity defense or any other defense with respect to payment under the Dubai World Contribution Agreement. It is understood and agreed that nothing in this Section shall diminish or otherwise detract from Sponsor’s waivers of defenses set forth in this Agreement. Without limiting the effect of the foregoing or any of the obligations of Sponsor hereunder, the Collateral Agent acknowledges that Sponsor may have a right of contribution against Dubai World in connection with Dubai World’s failure to perform its obligations under the Dubai World Contribution Agreement.
     24. Collateral Agent. Sponsor acknowledges that, pursuant to the Collateral Agent and Intercreditor Agreement, the Collateral Agent has been appointed as the exclusive agent of the Beneficiaries to exercise or enforce their rights, remedies, privileges and powers under this Agreement and to otherwise act on their behalf in all matters related hereto. Sponsor shall respect and treat any and all actions so taken by the Collateral Agent as if taken by the Beneficiaries. Only the Collateral Agent may take any action, on behalf of the Beneficiaries, to enforce this Agreement against Sponsor.
     25. Information. Sponsor hereby acknowledges that (a) the Administrative Agent and BAS will make available to the Lenders materials and/or information provided by or on behalf of Sponsor hereunder (collectively, “Sponsor Materials”) by posting Sponsor Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Sponsor or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Sponsor hereby agrees that it will use commercially reasonable efforts to identify that portion of Sponsor Materials that may be distributed to the Public Lenders and that (w) all such Sponsor Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Sponsor Materials “PUBLIC,” Sponsor shall be deemed to have authorized the Administrative Agent, BAS and the Lenders to treat such Sponsor Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Sponsor or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Sponsor Materials constitute Information, they shall be treated as set forth in Section 10.07 of the Credit Agreement); (y) all Sponsor Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and BAS shall be entitled to treat any Sponsor Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties have caused this Sponsor Contribution Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first written above.

MGM MIRAGE, a Delaware corporation

By: Name:	/s/ John M. McManus John M. McManus
Title:	Senior Vice President – Assistant General Counsel and Assistant Secretary

Address for Notices:

MGM MIRAGE 3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: General Counsel Telecopy: (702) 693-7628

Agreed and Accepted:
CITYCENTER HOLDINGS, LLC,
a Delaware limited liability company

By:	Project CC, LLC, a Nevada limited liability company, its managing member

	By: Name: Title:	/s/ John M. McManus John M. McManus Assistant Secretary
Address for Notices:
CITYCENTER HOLDINGS, LLC
c/o MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: General Counsel
Telecopy: (702) 693-7628
BANK OF AMERICA, N.A.,
as Collateral Agent

By: Name:	/s/ Maurice E. Washington Maurice E. Washington
Title:	Vice President
Address for Notices:
Bank of America, N.A., as Collateral Agent
Agency Management
Mail Code: TX1-492-14-11
Bank of America Plaza
901 Main Street, 14th Floor
Dallas, Texas 75202-3714
Attention: Maurice Washington, Vice President
Telecopy: (214) 209-9544